Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit [    ] have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2023. Unless the context otherwise requires, the “Combined Company” refers to Spectral AI, Inc. (f/k/a Rosecliff Acquisition Corp I, a Delaware corporation) and its consolidated subsidiaries after the Closing, “Spectral” refers to Spectral MD Holdings, Ltd., a Delaware corporation, and “Rosecliff” refers to Rosecliff Acquisition Corp I prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Spectral and Rosecliff adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of Rosecliff and the historical balance sheet of Spectral, as adjusted for the Pre-Closing Financing further described in Note 2 to the unaudited pro forma condensed combined financial information, on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the year ended December 31, 2022, combines the historical statement of operations of Rosecliff and Spectral, as adjusted for the Pre-Closing Financing further described in Note 2 to the unaudited pro forma condensed combined financial information, for such periods on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2022, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Prior to the closing of the Business Combination, Rosecliff public shareholders were offered the opportunity to redeem all or a portion of such shareholder’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Rosecliff trust account. The unaudited condensed combined pro forma financial information reflects actual redemptions of 178,231 shares of Rosecliff’s Common Stock at approximately $10.39 per share, or $1.85 million in the aggregate.

The following summarizes the pro forma ownership interest in the Combined Company immediately after the Business Combination on a fully diluted basis:

	Shares	%
RCLF Public shareholders	280,485	1.0%
RCLF Founders	880,000	3.0%
Spectral common shareholders	14,961,131	51.2%
Other Spectral equityholders	4,651,365	15.9%
RCLF Public Warrants	8,433,333	28.9%
Fully diluted shares outstanding	29,206,314	100.0%

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Rosecliff was treated as the acquired company and Spectral was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Spectral, with the Business Combination treated as the equivalent of Spectral issuing stock for the net assets of Rosecliff, accompanied by a recapitalization. The net assets of Rosecliff will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Spectral. Spectral was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Spectral’s existing shareholders have a majority of the voting power of the Combined Company;

●	the Combined Company’s board will consist of seven directors, six of whom were designated by Spectral and one of whom was designated by Rosecliff;

●	all of Spectral’s existing management will continue in their key positions in the management team of the Combined Company;

●	Spectral’s relative size of assets and operations compared to Rosecliff; and

●	Spectral’s operations prior to the Business Combination comprise the ongoing operations.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Rosecliff and Spectral have not had any historical relationship prior to the transactions discussed in this Form 8-K. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023
(In Thousands)

		Transaction			Transaction
		Accounting			Accounting
		Adjustments:			Adjustments:
		Pre-Closing			Business
	Spectral	Financing	Spectral	RCLF	Combination		Pro Forma
	(Historical)	(Note 2)	(Adjusted)	(Historical)	(Note 3)		Combined
ASSETS
Current assets
Cash and cash equivalents	$8,166	$3,351	$11,517	$409	$2,874	(a)	$7,855
					(750)	(c)
					(3,614)	(d)
					(2,581)	(d)
Accounts receivable, net	1,520	-	1,520	-	-		1,520
Unbilled revenue	91	-	91	-	-		91
Deferred offering costs	1,124	-	1,124	-	(1,124)	(d)	-
Prepaid expenses and other current assets	940	-	940	170	-		1,110
Total current assets	11,841	3,351	15,192	579	(5,195)		10,576
Property and equipment, net	16	-	16	-	-		16
Right-of-use assets	1,141	-	1,141	-	-		1,141
Investments held in Trust Account	-	-	-	4,725	(1,851)	(i)	-
					(2,874)	(a)
Total assets	$12,998	$3,351	$16,349	$5,304	$(9,920)		$11,733

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,657	$-	$2,657	$-	$(650)	(d)	$2,007
Accrued expenses	2,394	-	2,394	4,995	(168)	(d)	4,307
					(2,914)	(d)
Deferred revenue	509	-	509	-	-		509
Lease liabilities, short-term	773	-	773	-	-		773
Income taxes payable	-	-	-	273	-		273
Due to Sponsor	-	-	-	16	-		16
Warrant liability	194	-	194	-	-		194
Total current liabilities	6,527	-	6,527	5,284	(3,732)		8,079
Lease liabilities, long-term	452	-	452	-	-		452
Deferred underwriting fees payable	-	-	-	8,855	(8,105)	(c)	-
					(750)	(c)
Derivative liabilities	-	-	-	788	(282)	(g)	506
Total liabilities	6,979	-	6,979	14,927	(12,869)		9,037

Commitments and contingencies
Class A ordinary shares subject to possible redemption	-	-	-	4,854	(1,851)	(i)	-
					(3,003)	(b)
Stockholders’ equity (deficit)			-
Common stock	-	-	-	-	-	(b)	1
					-	(d)
					-	(d)
					-	(h)
			-		1	(f)
Class B common stock	-	-	-	1	(1)	(h)	-
Common stock, Spectral	136	8	144	-	(144)	(f)	-
Additional paid-in capital	24,496	3,343	27,839	-	3,003	(b)	31,021
					8,105	(c)
					(2,874)	(d)
					8,667	(d)
					333	(d)
					(14,478)	(e)
					1	(h)
					143	(f)
					282	(g)
Accumulated deficit	(18,613)	-	(18,613)	(14,478)	(9,713)	(d)	(28,326)
			-		14,478	(e)
Total stockholders equity (deficit)	6,019	3,351	9,370	(14,477)	7,803		2,696
Total liabilities and stockholders’ equity (deficit)	$12,998	$3,351	$16,349	$5,304	$(9,920)		$11,733

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(In Thousands, Except Share and Per Share Amounts)

		Accounting
		Adjustments:
		Pre-Closing			Transaction
		Financing			Accounting
	Spectral	(Note 2)	Spectral	RCLF	Adjustments		Pro Forma
	(Historical)	(Historical)	(Adjusted)	(Historical)	(Note 3)		Combined

Research and development revenue	$9,329	$-	$9,329	$-	$-		$9,329
Cost of revenue	(5,357)	-	(5,357)	-	-		(5,357)
Gross Profit	3,972	-	3,972	-	-		3,972

Operating costs and expenses:
General and administrative	9,861	-	9,861	2,003	(60)	(aa)	11,804
Total costs and expenses	9,861	-	9,861	2,003	(60)		11,804

Operating loss	(5,889)	-	(5,889)	(2,003)	60		(7,832)

Other income (expense)
Interest income on investments held in Trust Account	-	-	-	99	(99)	(bb)	-
Change in fair value of derivative warrant liabilities	(65)	-	(65)	(394)	141	(cc)	(318)
Interest expense	86	-	86	-	-		86
Foreign exchange transaction loss	13	-	13	-	-		13
Transaction costs	(738)	-	(738)	-	-		(738)

Total other income (expense)	(704)	-	(704)	(295)	42		(957)

Income (loss) before provision for income taxes	(6,593)	-	(6,593)	(2,298)	102		(8,789)
Provision for income taxes	86	-	86	18	-		104
Net income (loss)	$(6,679)	$-	$(6,679)	$(2,316)	$102		$(8,893)

Weighted average Spectral common stock outstanding, basic and diluted	136,097,641	7,679,198	143,776,839
Basic and diluted net loss per Spectral common stock	$(0.05)		$(0.05)
Weighted average Common Stock outstanding, basic and diluted							16,121,616
Basic and diluted net loss per Common Stock share							$(0.55)
Weighted average Class A common stock outstanding, basic and diluted				458,716
Basic and diluted net loss per Class A common stock share				$(0.34)
Weighted average Class B common stock outstanding, basic and diluted				6,325,000
Basic and diluted net loss per Class B common stock share				$(0.34)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(In Thousands, Except Share and Per Share Amounts)

		Transaction
		Accounting
		Adjustments:
		Pre-Closing			Transaction
		Financing			Accounting
	Spectral	(Note 2)	Spectral	RCLF	Adjustments		Pro Forma
	(Historical)	(Historical)	(Adjusted)	(Historical)	(Note 3)		Combined

Research and development revenue	$25,368	$-	$25,368	$-	$-		$25,368
Cost of revenue	(14,531)	-	(14,531)	-	-		(14,531)
Gross Profit	10,837	-	10,837	-	-		10,837

Operating costs and expenses:
General and administrative	13,484	-	13,484	1,251	(120)	(aa)	14,615
Total costs and expenses	13,484	-	13,484	1,251	(120)		14,615

Operating loss	(2,647)	-	(2,647)	(1,251)	120		(3,778)

Other income (expense)
Interest income on investments held in Trust Account	-	-	-	3,156	(3,156)	(bb)	-
Change in fair value of derivative warrant liabilities	57	-	57	9,748	(3,508)	(cc)	6,297
Net interest income	21	-	21	-	-		21
Foreign exchange transaction loss	(253)	-	(253)	-	-		(253)
Other income (expense)	16	-	16	-	(9,713)	(dd)	(9,697)

Total other income (expense)	(159)	-	(159)	12,904	(16,377)		(3,632)

Income (loss) before provision for income taxes	(2,806)	-	(2,806)	11,653	(16,257)		(7,410)
Provision for income taxes	106	-	106	614	-		720
Net income (loss)	$(2,912)	$-	$(2,912)	$11,039	$(16,257)		$(8,130)

Weighted average Spectral comon stock outstanding, basic and diluted	135,442,441	7,679,198	143,121,639
Basic and diluted net loss per Spectral common stock	$(0.02)		$(0.02)
Weighted average Class Comon Stock outstanding, basic and diluted							16,121,616
Basic and diluted net loss per Common Stock share							$(0.50)
Weighted average Class A comon stock outstanding, basic and diluted				25,095,264
Basic and diluted net income per Class A common stock share				$0.35
Weighted average Class B common stock outstanding, basic and diluted				6,325,000
Basic and diluted net income per Class B common stock share				$0.35

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Rosecliff was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Spectral, and the Business Combination was treated as the equivalent of Spectral issuing stock for the net assets of Rosecliff, accompanied by a recapitalization. The net assets of Rosecliff will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Spectral.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if they had been consummated on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022, give pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

●	the historical audited financial statements of Rosecliff as of and for the year ended December 31, 2022 and the related notes, which are included in Rosecliff’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023 (the “Rosecliff 2022 10-K”);

●	the historical unaudited financial statements of Rosecliff as of and for the six months ended June 30, 2023 and the related notes, which are included in Rosecliff’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023 (the “Rosecliff 2023 10-Q”);

●	the historical audited financial statements of Spectral as of and for the year ended December 31, 2022 and the related notes, which are included in the Proxy Statement/ Prospectus; and

●	the historical unaudited financial statements of Spectral as of and for the six months ended June 30, 2023 and the related notes, which are included elsewhere in this Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded when accounting for the Business Combination may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on currently available information as of the date of this Form 8-K and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised when accounting for the Business Combination as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this Form 8-K. The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information Related to the Pre-Closing Financing

Prior to the closing of the Business Combination Agreement, Spectral entered into Subscription Agreements (the “Subscription Agreements”) with certain “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (together, the “Spectral Investors”), pursuant to which the Spectral Investors subscribed for and purchased, and Spectral issued and sold to the Spectral Investors, an aggregate of 7,679,198 shares of Spectral common stock that converted into shares of Common Stock at the applicable exchange ratio under the Business Combination Agreement, for aggregate gross proceeds of $3,351,000 (the “Pre-Closing Financing”). The offer and sale of the shares of Spectral common stock issued in the Pre-Closing Financing pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Spectral granted the Spectral Investors certain registration rights in connection with the Pre-Closing Financing.

3.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information Related to the Business Combination

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments related to the Business Combination included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(a)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account.

(b)	Reflects the transfer of Rosecliff’s Class A common shares subject to possible redemptions to permanent equity.

(c)	Reflects the settlement of $0.8 million of deferred underwriting fee payable and the reversal of $8.1 million in deferred underwriting fees as the underwriters have agreed to waive this portion of the fees. The reversal of the deferred underwriting fees was reflected as an increase to additional paid-in capital.

(d)	Represents transaction costs incurred by Spectral and Rosecliff of $12.6 million and $2.9 million, respectively, for legal, financial advisory and other professional fees. Rosecliff’s transaction costs exclude the deferred underwriting fees as described in Note 3(c) above.

For the Spectral transaction costs:

●	$0.7 million and $0.2 million were capitalized in deferred offering costs and accrued in accounts payable and accrued expenses, respectively, as of June 30, 2023;

●	$0.3 million was capitalized in deferred offering costs and paid as of June 30, 2023;

●	$3.6 million was reflected as a reduction of cash, which represents Spectral’s transaction costs less amounts previously paid by Spectral as of June 30, 2023 and amounts settled in Common Stock;

●	$8.7 million was settled through the issuance of 866,667 shares of Common Stock and reflected as an increase of Common Stock and additional paid-in capital;

●	$2.9 million was capitalized and offset against the proceeds of the Business Combination and reflected as a reduction to additional paid in capital; and

●	$9.7 million was not capitalized as part of the Business Combination and reflected as an increase in accumulated deficit. The costs expensed through accumulated deficit, which are in excess of the proceeds of the transaction and are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 as discussed in Note (dd) below.

For the Rosecliff transaction costs:

●	$2.6 million was reflected as a reduction of cash and the settlement of amounts previously expensed and accrued by Rosecliff as of June 30, 2023; and

●	$0.3 million was reflected as an issuance of 33,333 shares of Common stock and the settlement of amounts previously expensed and accrued by Rosecliff as of June 30, 2023.

(e)	Reflects the elimination of Rosecliff’s accumulated deficit after recording the transaction costs incurred by Rosecliff as described in Note 3(d) above.

(f)	Reflects the recapitalization of Spectral’s equity as a result of the Business Combination for the issuance of 14,494,964 shares of Common Stock.

(g)	Reflects the forfeiture of 4,706,667 Private Placement Warrants held by the Sponsor immediately prior to the Business Combination pursuant to the Sponsor Letter Agreement.

(h)	Reflects the forfeiture of 5,445,000 Class B shares, with a par value of $0.0001, held by the Sponsor immediately prior to the Business Combination in accordance with the Sponsor Agreement, and the conversion of the remaining 880,000 Class B common stock to Common Stock.

(i)	Reflects the actual redemptions prior to the Closing of 178,231 shares of Rosecliff’s Common Stock at $10.39 per share, or $1.9 million in the aggregate.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments related to the Business Combination are included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 are as follows:

(aa)	Represents pro forma adjustment to eliminate historical expenses related to Rosecliff’s administrative service agreement with the Sponsor, which was terminated upon consummation of the Business Combination.

(bb)	Reflects an adjustment to eliminate interest and investment income related to the Rosecliff trust account.

(cc)	Reflects the change in fair value of $0.1 million for the six months ended June 30, 2023 and $3.5 million for the year ended December 31, 2022 related to the Private Placement Warrants that were forfeited by the Sponsor upon the consummation of the Business Combination.

(dd)	Represents Spectral transaction costs expensed as part of the Business Combination, which includes transaction costs in excess of the proceeds received in the Business Combination and amounts allocated to the Rosecliff Public Warrants assumed as part of the Business Combination. These costs are reflected as if incurred on January 1, 2022, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

4.	Net Tangible Assets

The computation of the pro forma net tangible assets is as follows:

Stockholders’ deficit	$2.696
Proforma net tangible assets	$2,696

Although net tangible assets are less than the $5,000,001 threshold, the Company completed the Business Combination.

5.	Net Loss per Share

Represents the net loss per share calculated using the historical basic and diluted weighted average shares of Spectral exchanged common shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2022. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No warrants stock options or unvested restricted stock units were included in the earnings per share calculation as they would be anti-dilutive.

	Six Months Ended	Year Ended
	June 30, 2023	December 31, 2022
Numerator
Pro forma net loss	$(8,893)	$(8,130)

Denominator
Pro forma weighted-average Common Stock outstanding - basic and diluted	16,121,616	16,121,616

Basic and diluted net loss per share of Common Stock	$(0.55)	$(0.50)

Basic and diluted loss per share are the same for both the six months ended June 30, 2023 and the year ended December 31, 2022 as the Combined Company had a loss for those periods.

The following outstanding shares of common stock equivalents are excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have an anti-dilutive effect.

	Six Months Ended	Year Ended
	June 30, 2023	December 31, 2022
Rosecliff public warrants	8,433,333	8,433,333
Spectral warrants	73,978	73,978
Spectral stock options	4,519,191	4,519,191
Spectral unvested restricted stock units	58,196	58,196
Total	13,084,698	13,084,698